                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A2

                                 CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

               Date of Report (Date of earliest event reported):
                                July 19, 1996



                           AMERICAN HOMEPATIENT, INC.
             (Exact name of registrant as specified in its charter)



 Delaware                    0-19532               62-1474680
---------------              ------------          ----------------
(State of other              (Commission           (I.R.S. Employer
jurisdiction of              File Number)          Identification
incorporation)                                     Number)



          5200 Maryland Way, Suite 400   Brentwood, Tennessee  37027
          ----------------------------------------------------------
                    (Address of principal executive offices)


                                 (615) 221-8884
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not applicable
                                 --------------
              (Former name, former address and former fiscal year,
                         if changed since last report)


------------------------------------------------------------------------------
                                  Page 1 of 28

Those portions of Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K filed on July 31, 1996 are amended and restated in their entirety as follows:


                                                                                Page
                                                                               Number:
                                                                               -------
 a. Financial Statements of Business Acquired
    i.  Audited balance sheet of Miller Medical Services, Inc. as of
        November 30, 1995 and the related statements of income,
        stockholders' equity and cash flows for the year then ended.              5

    ii. Unaudited balance sheet of Miller Medical Services, Inc. as of
        May 31, 1996 and the related statements of income, stockholders equity and cash flows for the six months ended May 31, 1996 and
        1995.                                                                     5

 b. Pro Forma Financial Information

    i.  Introductory information                                                 24

    ii. Unaudited pro forma selected income statement data of American
        HomePatient, Inc. for the six months ended June 30, 1996 and
        the year ended December 31, 1995.                                        25

Item 2. Acquisition or Disposition of Assets

The Registrant reports the following acquisition to inform its security holders:

Pursuant to a Plan and Agreement of Merger dated June 28, 1996, the Registrant acquired the operations of Miller Medical Services, Inc. and its subsidiary, Mid-Prairie, Inc., both Iowa corporations, which operate a respiratory therapy, rehabilitation equipment and durable medical equipment supply business in sixteen locations throughout Iowa, Wisconsin and Nebraska. The acquisition was accomplished by merger of Miller Medical Services, Inc. into Registrant's wholly-owned subsidiary, American HomePatient of Iowa, Inc. The terms of the merger were the results of arm's-length negotiations with shareholders of Miller Medical Service, Inc.

The purchase price included cash of $10,620,000 and 297,640 shares of the Registrant's common stock. The cash portion of the purchase price was funded through drawing on the Company's line of credit with a syndicate of banks headed by Bankers Trust Company.

Item 7. Financial Statements and Exhibits.


                                                                            Page
                                                                            ----
 a.   Financial statements of Business Acquired

      i.  Audited balance sheet of Miller Medical Services, Inc. as of
          November 30, 1995 and the related statements of income,
          stockholders' equity and cash flows for the year then ended.        5

      ii. Unaudited balance sheet of Miller Medical Services, Inc.
          as of May 31, 1996 and the related statements of income,
          stockholders' equity and cash flows for the six months ended
          May 31, 1996 and 1995.                                              5

 b.   Pro Forma Financial Information

      i.  Introductory information                                           24

      ii. Unaudited pro forma selected income statement data of
          American HomePatient, Inc. for the six months ended
          June 30, 1996 and the year ended December 31, 1995.                25

 c. Exhibits.  None

                         MILLER MEDICAL SERVICE, INC.

                                AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL REPORT

                              NOVEMBER 30, 1995

                                   CONTENTS





                                                                         Page
INDEPENDENT AUDITOR'S REPORT                                              1

FINANCIAL STATEMENTS
 Consolidated balance sheets as of
  November 30, 1995 and May 31, 1996 (unaudited)                         2-3
 Consolidated statements of income for the year ended November 30, 1995
  and the six months ended May 31, 1995 and 1996 (unaudited)              4
 Consolidated statements of stockholders' equity for the year ended
  November 30, 1995 and the six months ended May 31, 1996 (unaudited)     5
 Consolidated statements of cash flows for the year ended
  November 30, 1995 and the six months ended May 31, 1995
  and 1996 (unaudited)                                                   6-7
 Notes to consolidated financial statements                              8-15

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Miller Medical Service, Inc.
Waterloo, Iowa

We have audited the accompanying consolidated balance sheet of Miller Medical Service, Inc. and its subsidiary as of November 30, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Miller Medical Services, Inc. and its subsidiary as of November 30, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                     McGladrey & Pullen, LLP


Waterloo, Iowa
January 19, 1996, except for Note 11,
   as to which the date is July 19, 1996

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS


                                                                             November 30,    May 31,
ASSETS (NOTE 3)                                                                  1995         1996
-------------------------------------------------------------------------------------------------------
Current Assets                                                                             (Unaudited)
  Cash and cash equivalents                                                    $1,306,369   $  920,533
  Trade receivables, less allowance for nonallowed charges
     and doubtful accounts 1995 $587,700; 1996 $787,700                         2,964,383    2,976,007
  Inventory                                                                     1,095,746    1,259,942
  Prepaid expenses                                                                 56,355      136,258
  Deferred income taxes (Note 9)                                                  176,380      300,000
                                                                               -----------------------
       TOTAL CURRENT ASSETS                                                     5,599,233    5,592,740
                                                                               -----------------------
Investments and Other Assets
  Cash value of life insurance                                                    120,622      135,622
  Investment in available-for-sale securities (Note 2)                            372,757            -
  Deferred income taxes (Note 9)                                                   91,300            -
                                                                               -----------------------
                                                                                  584,679      135,622
                                                                               -----------------------
Property and Equipment
  Land                                                                             50,000       50,000
  Building                                                                        693,734      693,734
  Leasehold improvements                                                           74,646       78,997
  Machinery and equipment                                                          22,644       22,644
  Office furniture, fixtures and equipment                                        671,391      801,113
  Rental equipment (Note 6)                                                     5,131,034    5,383,413
                                                                               -----------------------
                                                                                6,643,449    7,029,901
  Less accumulated depreciation                                                 3,484,884    3,759,043
                                                                               -----------------------
                                                                                3,158,565    3,270,858
                                                                               -----------------------
Intangibles
  Goodwill, less accumulated
   amortization 1995 $1,455; 1996 $1,915                                           35,299       34,839
  Covenant not to compete, less accumulated
   amortization 1995 $1,584; 1996 $2,083                                            3,416        2,917
                                                                               -----------------------
                                                                                   38,715       37,756
                                                                               -----------------------
                                                                               $9,381,192   $9,036,976
                                                                               =======================

See Notes to Consolidated Financial Statements.

                                                                November 30,    May 31,
LIABILITIES AND STOCKHOLDERS' EQUITY                               1995         1996
--------------------------------------------------------------------------------------
Current Liabilities                                                         (Unaudited)
 Notes payable (Note 3)                                       $     46,000  $   499,000
 Current maturities of long-term debt (Note 3)                   1,210,809    1,144,560
 Accounts payable                                                  858,004      413,188
 Accrued payroll and payroll related expenses                      692,511      170,646
 Other accrued liabilities                                         229,267      109,677
 Deferred revenue                                                  351,134      379,340
                                                              -------------------------
      TOTAL CURRENT LIABILITIES                                  3,387,725    2,716,411
                                                              -------------------------
Long-Term Debt, less current maturities (Note 3)                 1,217,213    1,116,815
                                                              -------------------------
Deferred Compensation (Note 5)                                     472,757            -
                                                              -------------------------
Deferred Income Taxes, net (Note 9)                                      -      111,000
                                                              -------------------------
Commitments and Contingencies (Notes 4 and 7)

Redeemable Common Stock Held by Employee Stock
  Ownership Plan (ESOP) (Note 7)                                 1,034,000    1,157,000

Stockholders' Equity
  Capital stock, common, no par or stated value; authorized
   1,000,000 shares; issued 94,169 shares, at amount paid in       970,000      970,000
  Retained earnings                                              3,306,033    4,122,750
  Unrealized gain on investment securities, net (Note 2)            27,464            -
                                                              -------------------------
                                                                 4,303,497    5,092,750
  Less maximum cash obligation related to ESOP shares
    (Note 7)                                                     1,034,000    1,157,000
                                                              -------------------------
                                                                 3,269,497    3,935,750
                                                              -------------------------
                                                              $  9,381,192  $ 9,036,976
                                                              =========================

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
--------------------------------------------------------------------------------

                                              Year Ended              Six Months                Six Months
                                              November 30,            Ended May                 Ended  May
                                                 1995                  31, 1995                  31, 1996
                                            ----------------------------------------------------------------
Net revenues:                                                         (Unaudited)                (Unaudited)
 Sales                                      $ 8,995,950               $4,200,084                 $ 4,942,837
 Rental (Note 6)                              7,862,473                3,663,929                   4,619,158
                                            ----------------------------------------------------------------
                                             16,858,423                7,864,013                   9,561,995
                                            ----------------------------------------------------------------
Cost of revenue:
 Sales                                        5,134,587                2,279,673                   2,929,180
 Rental                                       1,297,888                  576,618                     620,282
                                            ----------------------------------------------------------------
                                              6,432,475                2,856,291                   3,549,462
                                            ----------------------------------------------------------------
  INCOME BEFORE OPERATING EXPENSES           10,425,948                5,007,722                   6,012,533

Operating expenses (Notes 4 and 8)            8,395,137                4,063,284                   4,540,690
                                            ----------------------------------------------------------------
  OPERATING INCOME                            2,030,811                  944,438                   1,471,843

Financial income (expenses):
 Interest income                                 57,184                   23,801                      80,825
 Interest expense                              (240,845)                (119,393)                   (128,138)
                                            ----------------------------------------------------------------
  INCOME BEFORE INCOME TAXES                  1,847,150                  848,846                   1,424,530

Income taxes (Note 9)                           742,522                  338,235                     607,813
                                            ----------------------------------------------------------------
  NET INCOME                                $ 1,104,628               $  510,611                 $   816,717
                                            ================================================================
Earnings per common share                   $     11.73               $     5.42                 $      8.67
                                            ================================================================
Weighted average common shares outstanding       94,169                   94,169                      94,169
                                            ================================================================

See Notes to Consolidated Financial Statements.

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED NOVEMBER 30, 1995 AND SIX MONTHS ENDED MAY 31, 1996 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                      Less
                                                                             Unrealized              Maximum
                                                                               Gain on                 Cash
                                        Capital                              Investment             Obligation
                                         Stock,           Retained            Securities            related to
                                        Common            Earnings            (Note 2)             ESOP Shares      Total
                                        -----------------------------------------------------------------------------------
Balance, November 30, 1994              $970,000         $2,201,405              $     -           $  (963,000)  $2,208,405
  Net income                                   -          1,104,628                    -                     -    1,104,628
  Increase in fair value
    during the year, net
    (Note 2)                                   -                  -               27,464                     -       27,464
  Change related to ESOP
    shares                                     -                  -                    -               (71,000)     (71,000)
                                        -----------------------------------------------------------------------------------
Balance, November 30, 1995               970,000          3,306,033               27,464            (1,034,000)   3,269,497
  Net income (unaudited)                       -            816,717                    -                     -      816,717
  Realization of gain on
    investment securities
    (unaudited) (Note 2)                       -                  -              (27,464)                    -      (27,464)
  Change related to ESOP
    shares (unaudited)                         -                  -                    -              (123,000)    (123,000)
                                        -----------------------------------------------------------------------------------
Balance, May 31, 1996
  (Unaudited)                           $970,000         $4,122,750              $     -           $(1,157,000)  $3,935,750
                                        ===================================================================================

See Notes to Consolidated Financial Statements.

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                             Six Months       Six Months
                                                         Year Ended             Ended            Ended
                                                        November 30,           May 31,          May 31,
                                                           1995                 1995             1996
                                                          ----------------------------------------------
Cash Flows from Operating Activities                                          (Unaudited)     (Unaudited)
 Net income                                              $ 1,104,628           $510,611       $  816,717
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation                                             1,296,975            565,380          622,001
  Amortization                                                 1,920                960              959
  Deferred income taxes                                     (101,989)          (184,000)          96,989
  Deferred compensation                                      148,581             69,585          (53,091)
  Loss on sale of equipment                                    5,443              2,980            1,993
  Gain on sale of available for sale securities                    -                  -          (51,566)
  Changes in assets and liabilities:
   (Increase) decrease in trade receivables                 (772,244)          (788,375)        (211,624)
   (Increase) decrease in allowance for
      nonallowed charges and doubtful
      accounts                                               195,900            483,200          200,000
   (Increase) decrease in inventories                        (56,173)            34,932         (164,196)
   Increase (decrease) in accounts payable
      and accrued expenses                                   265,609           (305,057)      (1,086,271)
   Increase in deferred revenue                               61,035             28,364           28,206
   Other prepaids and accruals, net                           (8,336)            (4,850)         (79,903)
                                                          ----------------------------------------------
        NET CASH PROVIDED BY OPERATING
          ACTIVITIES                                       2,141,349            413,730          120,214
                                                          ----------------------------------------------
Cash Flows from Investing Activities
 Increase in cash value of life insurances                   (30,607)           (15,000)         (15,000)
 Available for sale securities:
  Purchases                                                 (111,688)           (55,465)         (41,116)
  Sales                                                            -                  -          419,388
 Proceeds from sale of equipment                               6,500                  -                -
 Purchase of equipment                                    (1,483,615)          (525,272)        (736,287)
                                                          ----------------------------------------------
             NET CASH (USED IN) INVESTING
                ACTIVITIES                                (1,619,410)          (595,737)        (373,015)
                                                          ----------------------------------------------

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
--------------------------------------------------------------------------------


                                                                         Six Months         Six Months
                                                        Year Ended         Ended              Ended
                                                       November 30,       May 31,            May 31,
                                                          1995             1995               1996
                                                      --------------------------------------------------
Cash Flows from Financing Activities                                     (Unaudited)       (Unaudited)
  Proceeds from notes payable                            328,000           328,000           453,000
  Principal payments on notes payable                   (590,000)         (590,000)                -
  Proceeds from long-term borrowings                   1,453,245           853,245           500,000
  Principal payments on long-term borrowings            (998,131)         (415,848)         (666,647)
  Payment of deferred compensation                             -                 -          (419,388)
                                                      ----------------------------------------------
           NET CASH PROVIDED BY (USED IN)
             FINANCING ACTIVITIES                        193,114           175,397          (133,035)
                                                      ----------------------------------------------
           NET INCREASE (DECREASE) IN CASH
             AND CASH EQUIVALENTS                        715,053            (6,610)         (385,836)
                                                      ----------------------------------------------
Cash and cash equivalents
 Beginning                                               591,316           591,316         1,306,369
                                                      ----------------------------------------------
 Ending                                               $1,306,369          $584,706        $  920,533
                                                      ==============================================
Supplemental Disclosures of Cash Flow
  Information
  Cash payments for:
    Interest                                          $  239,543          $115,368        $  131,698
    Income taxes, net of refunds                      $  416,583          $267,439        $1,057,167
Supplemental Schedule of Noncash Investing
  and Financing Activities
   Net change in unrealized holding gains on
     available for sale securities                    $   45,773          $ 23,000        $  (45,773)
   Less deferred income taxes                            (18,309)           (9,200)           18,309
                                                      ----------------------------------------------
                                                      $   27,464          $ 13,800        $  (27,464)
                                                      ==============================================




See Notes to Consolidated Financial Statements.

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED MAY 31, 1995 AND MAY 31, 1996
IS UNAUDITED)
--------------------------------------------------------------------------------
NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: The Company's operations consist primarily of the retail sale and short-term rental of home medical equipment. The Company has twelve locations in Iowa, two in Wisconsin and one in Minnesota. Credit is granted to customers under normal industry standards. The majority of the Company's revenues come from various government agencies and private insurance companies.

Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant accounting policies:

   Principles of consolidation: The consolidated financial statements include the accounts of the Company and its subsidiary, Mid-Prairie, Inc., which is wholly-owned. All material intercompany accounts and transactions are eliminated in consolidation.

   Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

   Inventory: Inventory consists primarily of home health related supplies. Larger inventory items are valued at the lower of cost (specific identification) or market. Smaller inventory items are valued at the lower of cost (average) or market.

   Property and equipment and depreciation methods: Property and equipment is stated at cost. Depreciation is computed principally by the double declining-balance method over the estimated useful life of the assets. Buildings are being depreciated over 30 to 31.5 years. All other property and equipment is being depreciated over 5 to 7 years.

   Investment in debt and marketable equity securities and accounting change:
   The Company had investments in debt and marketable equity securities. Debt securities consisted primarily of obligations of state and municipal governments. Marketable equity securities consisted primarily of common stocks and mutual funds that were traded or listed on national exchanges.

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED MAY 31, 1995 AND MAY 31, 1996 IS UNAUDITED)
-------------------------------------------------------------------------------
   The Company adopted the provisions of FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, as of December 1, 1994. Statement 115 requires that management determine the appropriate classification of securities at the date of adoption, and thereafter at the date individual investment securities are acquired, and that the appropriateness of such classification be reassessed at each balance sheet date. Since the Company neither bought investment securities in anticipation of short-term fluctuations in market prices or could commit to holding debt securities to their maturities, the investment in debt and marketable equity securities were classified as available-for-sale in accordance with Statement 115. Available-for-sale securities are stated at fair value, and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity.

   Prior to the adoption of Statement 115, the Company stated its debt securities at amortized cost and the marketable equity securities were stated at the lower of their aggregate cost or market, with unrealized losses on the current portfolio charged to income and on the noncurrent portfolio charged to a separate component of stockholders' equity. Under both the newly adopted accounting standard and the Company's former accounting practices, premiums and discounts on investments in debt securities are amortized over their contractual lives. The method of amortization results in a constant effective yield on those securities (the interest method). Interest on debt securities is recognized in income as earned, and dividends on marketable equity securities is recognized in income when declared. Realized gains and losses, including losses from declines in value of specific securities determined by management to be other-than-temporary, are included in income. Realized gains and losses are determined on the basis of the specific securities sold.

   Note 2 to the financial statements provides further information about the effect of adopting Statement 115.

   Common stock held by ESOP: The Company's maximum cash obligation related to these shares is classified outside stockholders' equity because the shares are not readily traded and could be put to the Company for cash.

   Intangibles: Goodwill and covenant not to compete resulting from an acquisition are being amortized over 40 years and 5 years respectively using the straight-line method and are periodically reviewed for impairment based upon an assessment of future operations to ensure that they are appropriately valued.

   Earnings per common share: Earnings per common share are determined by dividing net income by the weighted average number of common shares outstanding during the year.

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED MAY 31, 1995 AND MAY 31, 1996 IS UNAUDITED)
-------------------------------------------------------------------------------
   Revenue recognition: Rental income, at estimated allowable amounts, is recognized as earned, pro rata on a daily basis. The equipment is rented to customers primarily on a month-to-month basis. Deferred revenues represent the portion of rental payments submitted to various government agencies and private insurance companies for payment in advance of earning the rent.

   Sales of medical equipment and related supplies and services are recognized upon delivery.

   Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

   Fair value of financial instruments: The carrying amount of cash and cash equivalents, trade receivables and accounts payable approximates fair value because of the short maturity of these instruments. The fair value of marketable debt and equity securities is based upon quoted market prices. The carrying amount of current notes payable and long-term debt approximates fair value because these instruments bear interest at approximate current rates available to the Company for similar borrowings.

   Recently issued accounting standards: In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which will require the Company to review for the impairment of long-lived assets and certain identifiable intangibles to be held and used by the Company whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of SFAS No. 121 is required in fiscal 1996. The Company does not expect that the adoption of SFAS 121 will have a material effect on the Company's consolidated financial statements.

   Interim financial information (unaudited): The financial statements and notes related thereto as of May 31, 1996, and for the six-month periods ended May 31, 1995 and 1996, are unaudited, but in the opinion of management include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by generally accepted accounting principles necessary for a complete presentation have been included.

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED MAY 31, 1995 AND MAY 31, 1996 IS UNAUDITED)
-------------------------------------------------------------------------------
NOTE 2. ACCOUNTING CHANGE AND INVESTMENT IN DEBT AND MARKETABLE EQUITY
        SECURITIES

As discussed in Note 1, the Company adopted FASB Statement No. 115 as of December 1, 1994. The December 1, 1994 cumulative effect of adopting Statement 115 was not material to the Company's financial statements.

The Company sold all available for sale investments in April 1996.

The following is a summary of the Company's investment in available-for-sale securities as of November 30, 1995:


                                                             Available-for-Sale
                                        ------------------------------------------------------------
                                                                   Gross        Gross
                                              Amortized          Unrealized   Unrealized
                                                Cost               Gains       (Losses)   Fair Value
                                        ------------------------------------------------------------
Marketable debt securities:
  Corporate bonds                       $       89,392        $        1,821  $        -  $   91,213
  State and municipal bonds                     25,000                   659           -      25,659
                                        ------------------------------------------------------------
                                               114,392                 2,480           -     116,872
Marketable equity securities,
  common stocks                                180,389                43,293           -     223,682
Mutual funds, money market
  funds                                         32,203                     -           -      32,203
                                        ------------------------------------------------------------
                                        $      326,984        $       45,773  $        -  $  372,757
                                        ============================================================

The amortized cost and fair value of debt securities, by contractual maturities, as of November 30, 1995 are as follows:


                                                    Amortized
                                                       Cost       Fair Value
                                                  --------------------------
Due within one (1) year                           $            -  $        -
Due after one (1) year through three (3) years                 -           -
Due after three (3) years through five (5) years          49,899      50,917
Due after five (5) years                                  64,493      65,955
                                                  --------------  ----------
                                                  $      114,392  $  116,872
                                                  ==============  ==========

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED MAY 31, 1995 AND MAY 31, 1996 IS UNAUDITED)
-------------------------------------------------------------------------------

A summary of investment earnings included financial income (expense) in the accompanying statements of income for the year ended November 30, 1995:


Interest earned                                                             $5,518
Dividends                                                                    3,718
                                                                            ------
                                                                            $9,236
                                                                            ======

All securities were sold in April 1996. The total proceeds from sales were $419,388.

The change in the unrealized gain on investment securities during the year ended November 30, 1995 consisted of the following:


Unrealized gain on debt securities                                          $  2,480
Unrealized gain on marketable equity securities and mutual funds              43,293
Related deferred tax effect                                                  (18,309)
                                                                            --------
                                                                            $ 27,464
                                                                            ========

NOTE 3. PLEDGED ASSETS AND RELATED DEBT


Line of credit and current notes payable:
 The Company has an agreement with the bank expiring March 30, 1997 which allows multiple advances limited to $600,000 at variable rate of interest (8.75% at November 30, 1995 8.25% at May 31, 1996) for operating expenses. The amount borrowed under this agreement at November 30, 1995 and May 31, 1996 was $46,000 and $499,000,
   respectively. (A)

Long-term debt at November 30, 1995:
 Note payable, bank, due in monthly installments of $7,522, including
   interest at 8.0%, to May 7, 1999. (A)                                    $245,906
 Note payable, bank, due in monthly installments of $4,692, including interest at a variable rate (currently 10.5%), to February 1, 1997.
   (A)                                                                        72,412
 Note payable, bank, due in monthly installments of $9,413, including
    interest at a variable rate (currently 9.75%), to April 1, 1997. (A)     149,595
 Note payable, bank, due in monthly installments of $925, including
    interest at a variable rate (currently 11%), to February 1, 1997. (A)     12,965
 Note payable, bank, due in monthly installments of $16,179, including interest at a variable rate (currently 10.5%), to September
    15, 1996. (A)                                                            159,426
 Note payable, bank, due in monthly installments of $6,350, including
    interest at a variable rate (currently 9.75%), to May 26, 1997. (A)      107,358

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED MAY 31, 1995 AND MAY 31, 1996
IS UNAUDITED)
--------------------------------------------------------------------------------

 Note payable, bank, due in monthly installments of
    $6,350, including interest at a variable rate (currently
    9.75%), to July 19, 1997. (A)                                     $  118,453
 Note payable, bank, due in monthly installments of
    $1,033, including interest at a variable rate (currently
    10.75%), to October 15, 1996. (A)                                     11,150
 Note payable, bank, due in monthly installments of
    $9,594, including interest at a variable rate (currently
    9.75%), to August 26, 1997. (A)                                      185,723
 Note payable, bank, due in monthly installments of
    $6,349, including interest at a variable rate (currently
    9.75%), to October 14, 1997. (A)                                     134,557
 Note payable, bank, due in monthly installments of
    $9,703, including interest at a variable rate (currently
    9.75%), to April 18, 1998. (A)                                       248,363
 Note payable, bank, due in monthly installments of
    $12,937, including interest at a variable rate
    (currently 9.75%), to April 19, 1998. (A)                            331,144
 Note payable, bank, due in monthly installments of
    $6,444, including interest at a variable rate (currently
    9.75%), to August 8, 1998. (A)                                       185,531
 Note payable, bank, due in monthly installments of
    $6,443, including interest at a variable rate (currently
    9.75%), to October 24, 1998. (A)                                     190,377
 Note payable, bank, due in monthly installments of
    $6,444, including interest at a variable rate (currently
    9.75%), to October 24, 1998. (A)                                     195,235
 Note payable, vendor, due in monthly installments of
    $11,268, including interest at 15%, to May 25, 1996,
    collateralized by security interest on inventory
    purchased.                                                            64,744
 Contracts payable, vendors, due in various monthly
    installments through 1996, collateralized by equipment
    with a carrying value of $5,715 at November 30, 1995.                 15,083
                                                                      ----------
                                                                       2,428,022
 Less current maturities                                               1,210,809
                                                                      ----------
  Long-term portion                                                   $1,217,213
                                                                      ==========
Long-term debt at May 31, 1996:
 Note payable, bank, due in monthly installments of
    $7,522, including interest at 8%, to May 7, 1999. (A)             $  209,991
 Note payable, bank, due in monthly installments of
    $925, including interest at a variable rate (currently
    11%), to February 1, 1997. (A)                                         7,858
 Note payable, bank, due in monthly installments of
    $25,396, including interest at 9%, to February 5, 1997. (A)          220,053
 Note payable, bank, due in monthly installments of
    $24,625, including interest at a variable rate
    (currently 9%) to November 15, 1997. (A)                             412,696

MILLER MEDICAL SERVICE, INC.
AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION AS OF AND FOR THE SIX MONTHS ENDED MAY 31, 1995 AND MAY 31, 1996
IS UNAUDITED)
--------------------------------------------------------------------------------

Note payable, bank, due in monthly installments of
  $55,915, including interest at a variable rate
  (currently 9%) to September 25, 1998. (A)                           $1,405,076
Contracts payable, vendors, due in various monthly
  installments through 1996, collateralized by equipment
  with no carrying value at May 31, 1996.                                  5,701
                                                                      ----------
                                                                       2,261,375
 Less current maturities                                               1,144,560
                                                                      ----------
  Long-term portion                                                   $1,116,815
                                                                      ==========

(A) Agreements are collateralized by a real estate mortgage and security agreements covering substantially all assets of the Company.

The following is a schedule by years of the maturities of long-term debt as of November 30, 1995:


Year ending November 30:
   1996                                                               $1,210,809
   1997                                                                  875,105
   1998                                                                  334,664
   1999                                                                    7,444
                                                                      ----------
                                                                      $2,428,022
                                                                      ==========

NOTE 4. LEASE COMMITMENTS AND TOTAL RENT EXPENSE

The Company leases sixteen of its store locations, including an agreement entered into subsequent to year end, under various agreements which expire at various dates through August 31, 2002 and require various minimum annual rentals. The Company also leases vehicles and equipment under various short-term agreements.

The total minimum rental commitment at November 30, 1995 under these agreements is $1,881,263, which is due as follows:


Year ending November 30:
   1996                                                               $  758,651
   1997                                                                  575,906
   1998                                                                  311,541
   1999                                                                  128,455
  Later years                                                            106,710
                                                                      ----------
                                                                      $1,881,263
                                                                      ==========

Total rental expense included in the income statements for the year ended November 30, 1995 is $884,165.

NOTE 5. DEFERRED COMPENSATION

The Company had deferred compensation agreements with four of its officer-stockholders, whereby the Company would make an annual discretionary contribution to a reserve account for each officer-stockholder. The assets in this reserve account were general assets of the Company subject to the claims of general creditors. The custodian for the reserve account had invested these proceeds at various rates of return. The liability under the agreement had been established at an amount equal to the annual contributions plus investment income, which is guaranteed to not be less than the rate of return on a thirty-year treasury note. The deferred compensation charged to expense totaled $149,773 for the year ended November 30, 1995. In April 1996 the agreements were terminated and all deferred compensation was paid to the officer-stockholders.

NOTE 6. LEASING ACTIVITIES

The Company's leasing operations consist of the short-term rental of durable home medical equipment primarily on a month-to-month basis. Based on the lease terms, these leases are classified as operating leases.

Under the operating method of accounting for leases, the cost of the equipment is recorded as an asset and is depreciated over its estimated useful life and the rental income is recognized as the lease rental payments are earned.

The composition of the Company's investment in equipment under operating leases at November 30, 1995 is as follows:


Rental equipment, at cost                                             $5,131,034
Less accumulated depreciation                                          2,712,838
                                                                      ----------
                                                                      $2,418,196
                                                                      ==========

NOTE 7. EMPLOYEE STOCK OWNERSHIP PLAN

The Company sponsors an Employee Stock Ownership Plan. The purpose of the Plan is to enable full-time employees who are at least 21 years of age and have been employed for at least one year to acquire stock ownership in the Company. Contributions to the Plan are discretionary and are determined by the Company's Board of Directors, not to exceed the contribution allowable by current IRS regulations. For the year ended November 30, 1995 the Company made a cash contribution of $30,843 to the Plan. This contribution is included in operating expenses in the accompanying income statement.

In the event a terminated Plan participant desires to sell his or her shares of the Company's stock, the Company may be required to purchase the shares from the participant at their fair market value. To the extent that shares of common stock held by the ESOP are not readily traded, a sponsor must reflect the maximum cash obligation related to those securities outside of stockholders' equity. The Company is increasing the carrying amount of the redeemable common stock so that the carrying amount will equal the estimated redemption amount. The estimated redemption amount at each year end was determined by an independent appraiser. For interim periods, the amount was estimated by management. As of November 30, 1995, 14,170 shares held by the ESOP, at a fair value of approximately $1,034,000, have been reclassified from stockholders' equity to liabilities.


NOTE 8. DISCRETIONARY BONUSES

The Company pays discretionary bonuses to officers-stockholders. The amount of these bonuses charged to operating expenses was $200,000 for the year ended November 30, 1995.


NOTE 9. INCOME TAX MATTERS AND EXPENSE ANALYSIS

Net deferred taxes consist of the following as of November 30, 1995:


Deferred tax assets:
 Receivable allowances                                                $129,580
 Deferred compensation                                                 189,100
 Accrued expenses                                                       49,900
 Inventory                                                              15,500
                                                                      --------
                                                                      $384,080
                                                                      --------
Deferred tax liabilities
 Property and equipment                                               $ 98,100
 Investments                                                            18,300
                                                                      --------
                                                                      $116,400
                                                                      --------

The deferred tax amounts have been classified in the accompanying balance sheet as of November 30, 1995 as follows:


                            CURRENT     LONG-TERM  TOTAL
                            -------------------------------
Assets                      $ 300,540   $ 189,420  $489,960
Liabilities                   124,160      98,120   222,280
                            -------------------------------
Net asset                   $ 176,380   $  91,300  $267,680
                            ===============================


Income tax expense for the year ended November 30, 1995 is composed of the following:


Current tax expense                                $ 844,511
Deferred tax expense                                (101,989)
                                                   ---------
                                                   $ 742,522
                                                   =========

The income tax provision for the year ended November 30, 1995 consists of the following components:


Computed "expected" tax                              $628,014
Increase (decrease) in income taxes resulting from:
 State income taxes, net of federal income taxes      122,464
 Other                                                 (7,956)
                                                     --------
                                                     $742,522
                                                     ========

NOTE 10. PROFIT SHARING AND 401 (K) PLAN

The Company has a profit-sharing plan under Section 401 (k) of the Internal Revenue Code covering employees who are 21 years old and have completed one year of service. For each plan year the Company can make can make discretionary contributions to the plan. Contributions by the Company to the plan totaled $75,000 for year ended November 30, 1995.

NOTE 11. ACQUISITION

On July 19, 1996, the stockholders exchanged all of their shares of the Company's common stock for 261,283 shares of American Home Patient, Inc.'s capital stock, plus $10,620,622.

                           AMERICAN HOMEPATIENT, INC.

                       PRO FORMA SELECTED FINANCIAL DATA

                                  (unaudited)


On July 19, 1996, the Registrant closed on the acquisition of certain assets of Miller Medical Services, Inc. and its subsidiary (collectively "Miller Medical"). The net purchase price included cash of $10,620,000 and 297,640 shares of the registrant's common stock. The Company assumed responsibility for the operations effective June 1, 1996.

In addition, effective during 1995 and the first six months of 1996, American HomePatient has acquired assets and assumed liabilities of other home care businesses (the "Other Acquired Operations"). The Other Acquired Operations include seven significant acquisitions under Regulation S-X of the Securities and Exchange Commission (ConPharma Home Health Care, Inc., Life Support Products, The Illinois Home Health Business, The Mobile Medical Services Business and the Homehealth Center Business). The Company has previously filed audited financial statements for these significant acquisitions. None of the other acquisitions effective in 1995 or 1996 have been significant acquisitions under Regulation S-X of the Securities and Exchange Commission.

The unaudited pro forma income statement data for the year ended December 31, 1995 and the six months ended June 30, 1996 have been prepared based on the historical income statements of the Company, as adjusted to reflect the acquisitions of Miller Medical Services and the Other Acquired Operations as if such agreements had been effective as of January 1 of each respective year, if applicable. The assets and liabilities of Miller Medical and the Other Acquired Operations are included in the Company's balance sheet as of June 30, 1996. The pro forma income statement data may not be indicative of the future results of operations and what the actual results of operations would have been had the acquisitions described above been effective January 1 of each respective period.

                           AMERICAN HOMEPATIENT, INC.

                        PRO FORMA INCOME STATEMENT DATA
                          YEAR ENDED DECEMBER 31, 1995

              (unaudited, in thousands, except per share amounts)


                                           AMERICAN                              OTHER
                                          HOMEPATIENT,       MILLER             ACQUIRED
                                              INC.           MEDICAL           OPERATIONS     ADJUSTMENTS     PRO FORMA
                                          -----------        -------           ----------     -----------     ---------
NET REVENUES                              $  162,371         $16,858           $ 80,935       $     -         $ 260,164
                                          ----------         -------           --------       -------         ---------
EXPENSES:
 Cost of sales and related
    services, excluding
    depreciation and amortization             34,031           5,264             22,165             -            61,460
 Operating                                    81,718           7,350             35,271           810 (a,b)     125,149
 General and administrative                   12,594             916              8,244        (4,323)(a,b)      17,431
 Depreciation and amortization                14,081           1,297              5,501         2,288(c)         23,167
 Interest                                      4,829             184                878         6,410(d)         12,301
                                          ----------         -------           --------       -------         ---------
                                             147,253          15,011             72,059         5,185           239,508
                                          ----------         -------           --------       -------         ---------
Income (loss) from continuing
    operations before taxes                   15,118           1,847              8,876        (5,185)           20,656
Provision for income taxes                     6,029             743                271         1,195(e)          8,238
Net income (loss) from                    ----------         -------           --------       -------         ---------
    continuing operations                   $  9,089         $ 1,104           $  8,605       $(6,380)        $  12,418
Weighted average number of                ==========         =======           ========       =======         =========
    common shares                             10,842                                              446(f)         11,288
                                          ==========                                          =======         =========
Net income per share from
    continuing operations                 $     0.84                                                          $    1.10
                                          ==========                                                          =========

                           AMERICAN HOMEPATIENT, INC.

                        PRO FORMA INCOME STATEMENT DATA
                         SIX MONTHS ENDED JUNE 30, 1996

              (unaudited, in thousands, except per share amounts)


                                            AMERICAN                            OTHER
                                           HOMEPATIENT,       MILLER           ACQUIRED
                                               INC.           MEDICAL         OPERATIONS     ADJUSTMENTS      PRO FORMA
                                            ----------       -------          ----------     -----------      ---------
NET REVENUES                                $117,472          $7,990          $  9,716       $      -         $135,178
                                            --------          ------          --------       --------         --------
EXPENSES:
 Cost of sales and related
    services, excluding
    depreciation and amortization             25,015           2,811             2,456              -           30,282
 Operating                                    59,995           2,713             3,786            383 (a,b)     66,877
 General and administrative                    7,381             717             1,002           (584)(a,b)      8,516
 Depreciation and amortization                10,549             432               859            378(c)        12,218
 Interest                                      3,993              74                80          1,058(d)         5,205
                                            --------          ------          --------       --------         --------
                                             106,933           6,747             8,183          1,235          123,098
                                            --------          ------          --------       --------         --------
Income (loss) from continuing
    operations before taxes                   10,539           1,243             1,533         (1,235)          12,080
Provision for income taxes                     4,068             497                55             43(e)         4,663
Net income (loss) from                      --------          ------          --------       --------         --------
    continuing operations                   $  6,471          $  746          $  1,478       $ (1,278)        $  7,417
Weighted average number of                  ========          ======          ========       ========         ========
     common shares                            12,609                                              299(f)      $ 12,908
                                            ========                                         ========         ========
Net income per share from
    continuing operations                   $   0.51                                                          $   0.57
                                            ========                                                          ========

                           AMERICAN HOMEPATIENT, INC.

                   NOTES TO PROFORMA SELECTED FINANCIAL DATA

                                  (UNAUDITED)


(a) Reflects additional general and administrative and operating expenses as a result of integrating acquired operations. This adjustment includes additional salaries and personnel expenses for certain acquisitions, interim operating agreement management fees and other corporate expenses expected to be incurred in connection with the acquisitions.

(b) Reflects the elimination of corporate overhead charges allocated to certain of the acquired companies by each company's respective parent and the elimination of expenses related to the officers of the certain acquired entities. The Company did not acquire the parent's operations and therefore did not assume these liabilities and expenditures. In addition, the Company did not hire certain officers of certain of the acquired operations.

(c) Reflects the incremental depreciation and amortization resulting from the step-up of property and equipment in accordance with purchase accounting for the acquired operations and the adjustment of depreciation methods associated with certain of the acquired operations.

(d) Reflects additional interest expense as a result of seller notes payable and borrowings under the Company's line of credit in order to fund the cash portion of the acquisitions and the elimination of interest expenses of certain of the acquired operations upon the repayment of debt by the Company immediately following the acquisition where applicable.

(e)  Reflects adjustment to income taxes related to pro forma adjustments.

(f) Reflects the impact of shares issued in connection with certain acquisitions.

SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AMERICAN HOMEPATIENT, INC.



                                     By:  /s/ Mary Ellen Rodgers
                                          ----------------------
                                     Name: Mary Ellen Rodgers

                                     Title: Chief Financial Officer and an
                                            Officer Duly authorized to Sign
                                            on behalf of the Registrant


Date:  October 15, 1996